SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

BEAR STEARNS ASSET BACKED SECURITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-91334 (Commission file number)	13-3836437 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area (212) 272-2000

                            Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.	Other Events

Filing of Computational Materials

          In connection with the proposed offering of the Bear Stearns Asset Backed Securities, Inc., Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1 (the “Certificates”), Bear, Stearns & Co. Inc., as the underwriter (the “Underwriter”), has prepared certain materials (the “Computational Materials”) for distribution to its potential investors. Although Bear Stearns Asset Backed Securities, Inc. (the “Company”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

          For purposes of this Form 8-K, “Computational Materials” shall mean the Series 2003-ABF1 term sheet, computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

ITEM 7.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Bear Stearns Asset Backed Securities Trust 2003-ABF1 Computational Materials, filed on Form 8-K dated September 17, 2003

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2003	BEAR STEARNS ASSET BACKED SECURITIES, INC.
By:	/s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

INDEX TO EXHIBITS

Paper (P) or Exhibit No. (99.1)	Description Bear Stearns Asset Backed Securities Trust 2003-ABF1 Computational Materials, filed on Form 8-K dated September 17, 2003	Paper (P) or Electronic (E) P